UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 15, 2006
Crowley Maritime Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-49717 (Commission File Number)	94-3148464 (IRS Employer Identification No.)

155 Grand Avenue, Oakland, California (Address of principal executive offices)	94612 (Zip Code)
(510) 251-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
SIGNATURES

Item 3.02. Unregistered Sales of Equity Securities.
On June 15, 2006, pursuant to a Stock Purchase Agreement dated as of such date, Crowley Maritime Corporation (the “Company”) sold 2,000 shares of its common stock to the Crowley Maritime Corporation Employee Stock Ownership Plan, (the “ESOP”). The ESOP paid $1,913 per share, the fair market value of the stock as of June 15, 2006 as determined by an independent appraisal based on a non-marketable minority interest, for an aggregate purchase price of $3,826,000. The ESOP borrowed from the Corporation an amount equal to the purchase price (the “ESOP Loan”). The ESOP Loan, bearing interest at a fixed rate of 5.0% per annum, will be repaid over a ten-year term from the Company’s plan contributions. After giving effect to the transaction, the ESOP owned 3,000 shares of the Company’s 90,744 outstanding shares of common stock.
The shares of common stock were sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, because the shares sold were offered only to the ESOP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CROWLEY MARITIME CORPORATION

Dated: June 20, 2006	/s/ John C. Calvin
John C. Calvin
Senior Vice President and Controller